     As filed with the Securities and Exchange Commission on March  17, 1997
                                                           Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933
                           --------------------------

                       NATIONAL SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                                        95-2095071
(State or other jurisdiction of       2900 Semiconductor Drive          (I.R.S. Employer
incorporation or organization)             P.O. Box 58090            Identification Number)

                       Santa Clara, California 95052-8090
                    (Address of principle executive offices)
        Registrant's telephone number including area code: (408) 721-5000
                          _____________________________

            1995 STOCK OPTION PLAN FOR OFFICERS AND KEY EMPLOYEES OF
                              MEDIAMATICS, INC. and
                   1997 STOCK OPTION PLAN OF MEDIAMATICS, INC.
                           (Full title of the plans)
                                _________________

                             JOHN M. CLARK III, Esq.
                     Senior Vice President, General Counsel
                                  and Secretary
                       NATIONAL SEMICONDUCTOR CORPORATION
                    2900 Semiconductor Drive, P.O. Box 58090
                           Santa Clara, CA 95052-8090
                                  (408)721-5000

 (Name, address and telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
       Title of               Securities       Proposed Maximum    Proposed Maximum        Amount of
     Securities to               to be          Offering Price         Aggregate         Registration
     be Registered            Registered         Per Share (1)    Offering Price (1)        Fee (1)
--------------------------------------------------------------------------------------------------------------
  Options to Purchase
    Common Stock              759,907 (2)             ---                 ---                 ---
--------------------------------------------------------------------------------------------------------------

  Common Stock
    $0.50 par value             759,907              $2.23           $1,696,848.70         $ 514.14
--------------------------------------------------------------------------------------------------------------
  Preferred Stock                 (3)                 ---                 ---                 ---
  Purchase Rights
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the exercise prices at which options granted under the subject plans may be exercised.

(2) The Registrant is also registering the grant of options to purchase the 759,907 shares of its Common Stock covered hereby.

(3) Each share of Common Stock includes one Preferred Stock Purchase Right issued under the Rights Agreement, dated as of August 8, 1988, as amended, between the Registrant and The First National Bank of Boston, as Rights Agent.

                                     PART I

                                EXPLANATORY NOTES

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by the Securities Act of 1933 (the "Securities Act") Rule 428(b). Such documents are not being filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


     This Registration Statement covers the grant of options, and the sale of shares to the holders of such options upon exercise thereof, under the 1995 Stock Option Plan for Officers and Key Employees of Mediamatics, Inc. (the "1995 Plan") and the 1997 Stock Option Plan of Mediamatics, Inc. (the "1997 Plan" and together with the 1995 Plan, the "Plans"). Effective March 17, 1997, National Semiconductor Corporation assumed the outstanding obligations of Mediamatics, Inc. under the Plans and related stock option agreements. In connection therewith, upon the exercise of an outstanding option under either Plan, the holder of the option will receive 0.1757012 shares of Common Stock of National Semiconductor Corporation per share of common stock of Mediamatics, Inc. underlying the holder's option. No additional options will be granted under the Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents which have been filed with the Commission by National Semiconductor Corporation (the "Company", also referred to herein as the "Registrant") are hereby incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 26, 1996, including the portions of the Company's 1996 Annual Report and the Company's Proxy Statement for the 1996 Annual Meeting of Stockholders incorporated therein by reference;

     (b) The Company's Quarterly Report on Form 10-Q for the period ended August 25, 1996; the Company's Quarterly Report on Form 10-Q for the period ended November 24, 1996; and the Company's Current Report on Form 8-K dated January 28, 1997;

     (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 8, 1970; and

     (d) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed August 9, 1988 and any amendments thereto filed for the purpose of updating such description.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

          The 1995 Plan authorizes the grant of options to purchase up to 843,366 shares of Common Stock, to eligible employees of Mediamatics Inc. As of March 17. 1997, options to purchase 406,133 shares had been granted under the 1995 Plan. No additional options will be granted under this plan. The average exercise price of the outstanding options is $1.70. The options may be exercised at a rate of 20% per year over five years from the date the option was granted. The 1997 Plan authorizes the grant of options to purchase up to 428,447 shares of Common Stock, to eligible employees of Mediamatics Inc. As of March 17 1997, options to purchase 353,774 shares of Common Stock had been granted under the 1997 Plan. No additional options will be granted under this plan. The average exercise price of the outstanding options is $2.85. The options may be exercised at a rate of 20% per year over five years from the date the option was granted. The Company's Common Stock is registered under Section 12 of the Exchange Act and thus, the requirements of Item 4 with respect thereto are not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 102 of the Delaware General Corporation Law (the "DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Company's Second Restated Certificate of Incorporation (the "Certificate") provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

          Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnification.

          Article Thirteenth of the Company's Certificate provides that the Company shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any action or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of the Company, or that, at the request of the Company, he is or was serving another corporation or enterprise in any capacity. Article VIII of the Company's By-Laws provides for indemnification of any person who was or is a party to any threatened, pending or completed action, or to any derivative proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in that capacity for another corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.

          The Company has purchased and maintains at its expense, on behalf of directors and officers, insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


ITEM 8.   TABLE OF EXHIBITS

4.1 Second Restated Certificate of Incorporation of the Company, as amended (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 Registration No. 33-52775, which became effective March 22, 1994); Certificate of Amendment of Certificate of Incorporation dated September 30, 1994 (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-8 Registration No. 333-09957 which became effective August 12, 1996).

4.2 By-Laws of the Company (incorporated by reference from the Exhibits to the Company's 10-Q for the quarter ended November 21, 1996, filed December 20,
      1996).

4.3 Form of Common Stock Certificate (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 Registration No. 33-48935, which became effective October 5, 1992).

4.4 Rights Agreement (incorporated by reference from the Exhibits to the Company's Registration Statement on From 8-A filed August 10, 1988); First Amendment to the Rights Agreement dated as of October 31, 1995 (incorporated by reference from the Exhibits to the Company's Amendment No. 1 to the Registration Statement on Form 8-A filed December 11, 1995); and Second Amendment to the Rights Agreement dated as of December 17, 1996 (incorporated by reference from the Exhibits to the Company's Amendment No. 2 to the Registration Statement on Form 8-A filed January 17, 1997).

5.1   Opinion re: Legality

10.1  1995 Stock Option Plan for Officers and Key Employees of Mediamatics, Inc.

10.2  1997 Stock Option Plan of Mediamatics, Inc.

23.1  Consent of Independent Auditors

23.2  Consent of Counsel (Included in Exhibit 5)

24.1  Power of Attorney


ITEM 9.   UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on the 13th day of March, 1997.


                              NATIONAL SEMICONDUCTOR CORPORATION

                              By       BRIAN L. HALLA*
                                ------------------------------
                                   Brian L. Halla
                                   Chairman of the Board, and Chief
                                   Executive Officer


          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 13TH DAY OF MARCH, 1997.


     BRIAN L. HALLA*                    Chairman of the Board, President
------------------------------          and Chief Executive Officer
(Brian L. Halla)                        (Principal Executive Officer)

     DONALD MACLEOD*                    Executive Vice President, Finance
------------------------------          and Chief Financial Officer
(Donald MacLeod)                        (Principal Financial Officer)

     RICHARD D. CROWLEY, JR.*           Vice President and Controller
------------------------------          (Principal Accounting Officer)
(Richard D. Crowley, Jr.)

     GARY P. ARNOLD*                    Director
------------------------------
(Gary P. Arnold)

     ROBERT BESHAR*                     Director
------------------------------
(Robert Beshar)

     EDWARD R. McCRACKEN*               Director
------------------------------
(Edward R. McCracken)

     MODESTO A. MAIDIQUE*               Director
------------------------------
(Modesto A. Maidique)

     J. TRACY O'ROURKE*                 Director
------------------------------
(J. Tracy O'Rourke)

     CHARLES E. SPORCK*                 Director
------------------------------
(Charles E. Sporck)

     DONALD E. WEEDEN*                  Director
------------------------------
(Donald E. Weeden)

By:  /s/ JOHN M. CLARK III
   ---------------------------
         John M. Clark III
         Attorney-in-Fact

     NATIONAL SEMICONDUCTOR CORPORATION

                EXHIBIT INDEX

                    Description of Exhibit
--------------------------------------------------------------------------------

4.1 Second Restated Certificate of Incorporation of the Company, as amended (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 Registration No. 33-52775, which became effective March 22, 1994); Certificate of Amendment of Certificate of Incorporation dated September 30, 1994 (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-8 Registration No. 333-09957 which became effective August 12, 1996.)

4.2 By-Laws of the Company (incorporated by reference from the Exhibits to the Company's 10-Q for the quarter ended November 24, 1996, filed December 20, 1996.)

4.3 Form of Common Stock Certificate (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 Registration No. 33-48935, which became effective October 5,
               1992).

4.4 Rights Agreement (incorporated by reference from the Exhibits to the Company's Registration Statement on From 8-A filed August 10,
               1988). First Amendment to the Rights Agreement dated as of October 31, 1995 (incorporated by reference from the Exhibits to the Company's Amendment No. 1 to the Registration Statement on Form 8-A filed December 11, 1995). Second Amendment to the Rights Agreement dated as of December 17, 1996 (incorporated by reference from the Exhibits to the Company's Amendment No. 2 to the Registration Statement on Form 8-A filed January 17, 1997.)

5.1            Opinion re: Legality

10.1           1995 Stock Option Plan for Officers and Key Employees of
               Mediamatics, Inc.

10.2           1997 Stock Option Plan of Mediamatics, Inc.

23.1           Consent of Independent Auditors

23.2           Consent of Counsel (Included in Exhibit 5.1)

24.1           Power of Attorney